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                                                                     EXHIBIT 3.5


                                                                       EXHIBIT A

                       TRINET CORPORATE REALTY TRUST, INC.




                  Series D Junior Participating Preferred Stock
                    (Liquidation Preference $1.00 Per Share)


                             ARTICLES SUPPLEMENTARY



                          ----------------------------



            Articles Supplementary of Board of Directors Classifying
                 and Designating a Series of Preferred Stock as
                  Series D Junior Participating Preferred Stock

                          ----------------------------


                          Dated as of February 25, 1998


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                       TRINET CORPORATE REALTY TRUST, INC.


                                   ----------


            Articles Supplementary of Board of Directors Classifying
                 and Designating a Series of Preferred Stock as

                  Series D Junior Participating Preferred Stock
                           and Fixing Distribution and
                   Other Preferences and Rights of Such Series


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               TriNet Corporate Realty Trust, Inc., a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

               FIRST: Pursuant to authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation (the "Charter") and the Amended and Restated Bylaws (the "Bylaws") of the Company, the Board of Directors, as required by Section 2-208 of the Maryland General Corporation Law, pursuant to resolutions adopted on February 25, 1998, classified and designated 500,000 shares (the "Shares") of Preferred Stock (as defined in the Charter) as shares of Series D Junior Participating Preferred Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as follows, which upon any restatement of the Charter shall be made part of Article VII, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

               SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

               Section 1. Number of Shares and Designation. This class of Preferred Stock shall be designated the Series D Junior Participating Preferred Stock (the "Series D Preferred Shares") and the number of shares which shall constitute such series shall be 500,000 shares, par value $.01 per share. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Series D Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options,


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rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series D Preferred Shares.

               Section 2. Dividend Rights. (1) Subject to the rights of holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series D Preferred Shares with respect to dividends, the holders of Series D Preferred Shares shall be entitled prior to the payment of any dividends on shares ranking junior to the Series D Preferred Shares to receive, when, as and if authorized by the Board of Directors out of assets legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series D Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)) authorized on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Preferred Shares. In the event the Company shall at any time (i) authorize or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of Series D Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (2) The Company shall authorize a dividend or distribution on the Series D Preferred Shares as provided in subparagraph (1) above immediately after it authorizes a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been authorized on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series D Preferred



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Shares shall nevertheless be payable on such subsequent Quarterly Dividend
Payment Date.

               (3) Dividends shall begin to accrue and be cumulative on outstanding Series D Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series D Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series D Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series D Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series D Preferred Shares entitled to receive payment of a dividend or distribution authorized thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

               Section 3. Liquidation. (1) Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Shares unless, prior thereto, the holders of shares of Series D Preferred Shares shall have received $1.00 per share (the "Series D Liquidation Preference"), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not authorized, to the date of such payment. Following the payment of the full amount of the Series D Liquidation Preference, no additional distributions shall be made to the holders of shares of Series D Preferred Shares unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series D Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stocks splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series D Liquidation Preference and the Common Adjustment in respect of all outstanding Series D Preferred Shares and shares of Common Stock, respectively, holders of Series D Preferred Shares and holders of shares of Common Stock shall receive their ratable and proportionate



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share of the remaining assets to be distributed in the ratio of the Adjustment
Number to 1 with respect to the Series D Preferred Shares and Common Stock, on a per share basis, respectively.

               (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series D Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series D Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

               (3) In the event the Company shall at any time (i) authorize any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Section 4. No Redemption. (1) Except as provided below, the Series D Preferred Shares shall not be redeemable.

               (2) The Series D Preferred Shares are subject to the provisions of Article IX of the Charter, including, without limitation, the provisions for the redemption of Excess Stock (as defined in such Article).

               Section 5. Voting Rights. The holders of Series D Preferred Shares shall have the following voting rights:

               (1) Subject to the provision for adjustment hereinafter set forth, each Series D Preferred Share shall entitle the holder thereof to 100 votes on all matters voted on at a meeting of the stockholders of the Company. In the event the Company shall at any time (i) authorize or pay any dividend on Common Stock payable in shares of Common Stock, or
        (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of Series D Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a



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        fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (2) Except as otherwise provided herein or by law, the holders of Series D Preferred Shares and the holders of shares of Common Stock and any other stock of the Company having general voting rights shall vote together as one voting group on all matters submitted to a vote of stockholders of the Company.

               (3) Except as set forth herein, holders of Series D Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               Section 6.  Certain Restrictions.

               (1) Whenever quarterly dividends or other dividends or distributions payable on the Series D Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not authorized, on Series D Preferred Shares outstanding shall have been paid in full, the Company shall not:

               (a) authorize or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Shares;

               (b) authorize or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Shares, except dividends paid ratably on the Series D Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Shares, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series D Preferred Shares; or



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               (d) purchase or otherwise acquire for consideration any shares of
        Series D Preferred Shares or any shares of stock ranking on a parity with the Series D Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (2) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under subparagraph (1) of this Section 6, purchase or otherwise acquire such shares at such time and in such manner.

               Section 7. Reacquired Shares. Any Series D Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein or in the Charter.

               Section 8. Merger, Consolidation, etc. In case the Company shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each Series D Preferred Share shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time (i) authorize any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series D Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.



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               Section 9. Ranking. The Series D Preferred Shares shall rank, with respect to the payment of dividends and distribution of assets, junior to all series of any other class of the Company's Preferred Stock unless the terms of any such series shall provide otherwise.

               Section 10. Amendment. The Charter, including these Articles Supplementary establishing the rights and preferences of the Series D Preferred Shares, shall not be amended in any manner which would materially alter or change the preferences, voting powers or other rights or restrictions of the Series D Preferred Shares, as set forth herein, so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series D Preferred Shares, voting separately as one voting group.

               Section 11. Fractional Shares. Series D Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series D Preferred Shares.

               SECOND: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

               THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

               FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


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               IN WITNESS WHEREOF, the Corporation has caused these Articles
Supplementary to be executed under seal in its name and on its behalf of its President and attested to by its Secretary on this 25th day of February, 1998.



                                      TRINET CORPORATE REALTY TRUST, INC.


                                      By:
                                         ---------------------------------------
                                         Name:  Mark S. Whiting
                                         Title: President and Chief Executive
                                                Officer
Attest:



------------------------------------
Name:  A. William Stein
Title: Executive Vice President,
            Chief Financial Officer
            and Secretary



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